UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: July 27, 2026
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note
On July 27, 2026 (the “Closing Date”), Avanos Medical, Inc., a Delaware corporation (“Avanos” or the “Company”), A-AV Holdco I, Inc., a Delaware corporation (“Parent”), and A-AV MergerSub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”), completed the transactions contemplated by that certain Agreement and Plan of Merger, dated as of April 13, 2026 (the “Merger Agreement”), by and among Avanos, Parent and Merger Subsidiary. Parent and Merger Subsidiary are affiliated with American Industrial Partners, an operationally-oriented industrials investor. Pursuant to the Merger Agreement, among other things, Merger Subsidiary merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). Capitalized terms used and not otherwise defined herein have the meaning set forth in the Merger Agreement.

Item 1.01    Entry into a Material Definitive Agreement
The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 1.01.
On the Closing Date, Merger Subsidiary, as initial borrower, entered into a Credit Agreement (the “Credit Agreement”), with A-AV Acquireco, Inc., a Delaware corporation, as a borrower (“A-AV Acquireco Borrower” and together with the Company, the “Borrowers” and each, a “Borrower”), A-AV Intermediateco, LP, a Delaware limited partnership (“Holdings”), the guarantors from time to time party thereto (collectively, the “Guarantors”), Golub Capital Markets LLC, as term loan administrative agent and collateral agent, Ally Bank, as revolving administrative agent, swingline lender and an L/C issuer, and each lender from time to time party thereto (the “Lenders”). Immediately after the effectiveness of the Credit Agreement and the consummation of the Merger, the Company succeeded to the rights and obligations of the Merger Subsidiary under the Credit Agreement and other Loan Documents (as defined in the Credit Agreement). The obligations under the Credit Agreement are guaranteed by Holdings and certain of the Company’s subsidiaries and are secured by substantially all of the assets of the Borrowers and the Guarantors. The Credit Agreement provides for (i) an initial term loan facility in an aggregate principal amount of $675.0 million (the “Initial Term Loans”), (ii) delayed draw term loan commitments in an aggregate principal amount of $100.0 million (the “DDTL Commitments”) and (iii) a priority revolving credit facility in an initial aggregate principal amount of $100.0 million (the “Revolving Loans” and, together with the Initial Term Loans, the “Loans”).
The Credit Agreement provides that the Borrowers have the right at any time and from time to time to incur one or more incremental revolving commitments and/or incremental term loans, subject to certain customary conditions and other requirements. The Lenders under the Credit Agreement are not obligated to provide any such incremental loans or commitments. The Initial Term Loans were borrowed on the Closing Date. The Loans mature on July 27, 2033. The DDTL Commitments are available for a period of 24 months after the Closing Date.
At the Borrower Representative’s option, and subject to certain conditions, the Initial Term Loans bear interest at a base rate or a term Secured Overnight Financing Rate (“SOFR”) rate plus, in each case, an applicable margin calculated with respect to the Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement). For borrowings that bear interest based on a term SOFR rate, the applicable margin for Initial Term Loans is a per annum amount equal to an amount between 4.75% and 5.25%. The Revolving Loans bear interest at a base rate plus 2.50% or a term SOFR rate plus 3.50%. The Borrowers are also required to pay a commitment fee with respect to unused available commitments under the priority revolving credit facility in a per annum amount, determined by the Consolidated First Lien Net Leverage Ratio, equal to an amount between 0.375% and 0.50%. The Borrowers are also required to pay a commitment fee on the undrawn DDTL Commitments equal to 1.00% per annum. The Borrowers are also obligated to pay the Term Loan Administrative Agent, the Revolving Administrative Agent and the Lenders other fees and premiums customary for credit facilities of this size and type. The Credit Agreement contains customary mandatory prepayments, affirmative and negative covenants, conditions to borrowing and events of default.
The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 1.02    Termination of a Material Definitive Agreement
Concurrently with the closing of the Merger on the Closing Date, and in connection with the entry into the Credit Agreement, the Company repaid all loans and terminated all credit commitments outstanding under that certain Credit Agreement, dated as of June 24, 2022, by and among the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, as amended by the First Amendment to Credit Agreement, dated June 26, 2024.

Item 2.01    Completion of Acquisition or Disposition of Assets
The information set forth in the Introductory Note and in Items 1.01. 5.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 2.01.

At the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time (other than (i) shares of Common Stock held by Avanos as treasury stock or owned by any subsidiary of Avanos or by Parent or any subsidiary of Parent immediately prior to the Effective Time and (ii) shares of Common Stock held by a holder who is entitled to demand and properly demands appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law) was automatically canceled and converted into the right to receive $25.00 per share in cash, without interest (the “Merger Consideration”). Any shares of Common Stock held by Avanos as treasury stock or owned by any subsidiary of Avanos or by Parent or any subsidiary of Parent immediately prior to the Effective Time were canceled, and no payment was made with respect to such shares.
In addition, pursuant to the Merger Agreement, at or immediately prior to the Effective Time:
•each then outstanding award of Avanos’ restricted stock units subject to only time-based vesting (each, a “Company TRSU Award”), whether or not vested, and whether settleable in shares of Common Stock or cash, was canceled, and Avanos paid or will promptly pay each such holder, an amount in cash determined by multiplying: (i) the Merger Consideration per share of Common Stock by (ii) the number of shares of Common Stock such holder would have been entitled to receive if such Company TRSU Award had vested in full;
•each then outstanding award of Avanos’ restricted stock units subject to performance-based vesting (each a “Company PRSU Award”), whether or not vested, and whether settleable in shares of Common Stock or cash, was canceled, and Avanos paid or will promptly pay each such holder an amount in cash determined by multiplying (i) the Merger Consideration per share of Common Stock by (ii) the number of shares of Common Stock such holder would have been entitled to receive if such Company PRSU Award had vested based on (A) actual performance against performance metrics for any one-year performance period completed prior to the Effective Time, (B) for any one year performance period that is in progress as of the Effective Time, the greater of (1) actual achievement against performance metrics measured as of immediately prior to the Effective Time and (2) its “target” level, and (C) deemed achievement at “target” level for any one-year performance period that has not yet commenced as of the Effective Time; and
•each option that represents the right to acquire Common Stock that was outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) (each, a “Company Option”), was canceled, and Avanos paid or will promptly pay each such holder an amount in cash determined by multiplying: (i) the excess, if any, of (A) the Merger Consideration per share of Common Stock minus (B) the exercise price payable in respect of each share of Common Stock subject to the Company Option, by (ii) the number of shares of Common Stock such holder would have been entitled to receive upon exercise if such Company Option award had vested in full. If the exercise price per share of Common Stock of a Company Option exceeded the Merger Consideration per share of Common Stock, such Company Option was canceled at or immediately prior to the Effective Time and the holder of such Company Option is not entitled to receive any consideration for such Company Option.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 14, 2026, which is incorporated herein by reference.
The aggregate Merger Consideration paid to Company stockholders was approximately $1,200 million. The funds used by Parent to consummate the Merger and complete the related transactions was funded through equity contributions received by Parent and with proceeds from debt financing pursuant to the Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in the Introductory Note and in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.
On the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) that the Merger had been completed and requested that the NYSE suspend trading of Common Stock on the NYSE prior to the opening of trading on the

Closing Date. The Company also requested that the NYSE file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Common Stock from the NYSE and the deregistration of such shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, trading of the shares of Common Stock, which formerly traded under the ticker symbol “AVNS” on the NYSE, was suspended prior to the opening of trading on the NYSE on July 27, 2026 and the Common Stock will no longer be listed on the NYSE.
In addition, upon effectiveness of the Form 25, the Company intends to file a certification on Form 15 with the SEC to deregister all shares of Common Stock and suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03    Material Modification to Rights of Security Holders
The information set forth in the Introductory Note and in Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.
At the Effective Time, each holder of shares of Common Stock outstanding immediately prior to the Effective Time ceased to have any rights as a stockholder of the Company (other than the right to receive the Merger Consideration for such shares pursuant to the terms of the Merger Agreement).

Item 5.01    Changes in Control of Registrant
The information set forth in the Introductory Note and in Items 2.01, 2.03, and 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.
As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The information set forth in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.02.
Directors
Pursuant to the terms of the Merger Agreement, upon, but conditioned on the occurrence of, the Effective Time, Gary D. Blackford, Dr. Lisa Egbuonu-Davis, Indrani L. Franchini, Patrick J. O’Leary, David C. Pacitti, and Julie Shimer each resigned from their positions as members of the board of directors of the Company and from any and all committees of the board of directors of the Company on which they served. In addition, pursuant to the terms of the Merger Agreement, from and after the Effective Time, Joel Rotroff, who was the sole director of Merger Subsidiary immediately before the Effective Time, became a director of the Surviving Corporation. Immediately following the Effective Time, David C. Pacitti, Scott M. Galovan and John S. Fischer were appointed to the board of directors of the Surviving Corporation and Joel Rotroff resigned from the board of directors of the Surviving Corporation.
Officers
In connection with the consummation of the Merger, all individuals serving as an officer of the Company, prior to the Effective Time, were removed from such position effective as of the Effective Time. Immediately following the Effective Time, Parent caused the Company to appoint each individual listed below to the office set forth opposite such individual’s name. The following table sets forth the name and title of each officer who was appointed:

Name	Title
David C. Pacitti	President and Chief Executive Officer
Scott M. Galovan	Vice President, Chief Financial Officer and Treasurer
John S. Fischer	General Counsel and Secretary
Biographies of each of David C. Pacitti and Scott M. Galovan are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 under the caption "Directors, Executive Officers, and Corporate Governance.”
John S. Fischer, age 68, was appointed as the Company’s General Counsel and Secretary on July 27, 2026. Prior to his appointment as General Counsel and Secretary, he served as the Company’s Vice President, Head of Legal and Secretary since October 2025. He joined the Company in December 2021, and served as Deputy General Counsel from April 2022 to October 2025. From 2014 to 2020, he served as General Counsel of Natural Grocers by Vitamin Cottage, Inc., (NYSE: NGVC), a

specialty retailer of natural and organic groceries and dietary supplements with annual revenue of more than $1 billion. Mr. Fischer holds a B.A. degree from Stanford University and J.D. and M.B.A. degrees from the University of California at Los Angeles.
Mr. Fischer was not selected pursuant to any arrangement or understanding between him and any other person, and he has no family relationships with any of the Company’s directors or executive officers. There have been no related person transactions between the Company and Mr. Fischer reportable under Item 404(a) of Regulation S-K.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
The information contained in the Introductory Note and in Item 2.01 of this Current Report on Form 8-K is incorporated by reference in this Item 5.03.
Pursuant to the Merger Agreement, at the Effective Time, the Second Amended and Restated Certificate of Incorporation of the Company was amended and restated in its entirety to be in the form of the certificate of incorporation of Merger Subsidiary as in effect immediately prior to the Effective Time, except that references to the Merger Subsidiary’s name were replaced with references to the Company’s name (the “Certificate of Incorporation”). In addition, at the Effective Time, the Sixth Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the bylaws of Merger Subsidiary as in effect immediately prior to the Effective Time (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 7.01    Regulation FD Disclosure
On the Closing Date, the Company and Parent issued a joint press release announcing the closing of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Such press release shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Certificate of Incorporation of Avanos Medical, Inc.
3.2	Seventh Amended and Restated Bylaws of Avanos Medical, Inc.
10.1
Credit Agreement dated July 27, 2026 among the Company, as borrower, the banks and other financial institutions or entities party thereto and Golub Capital Markets LLC, as term loan administrative and collateral agent, and Ally Bank, as revolving administrative agent.

99.1	Press Release Issued by Avanos Medical, Inc. on July 27, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	July 30, 2026	By:	/s/ John S. Fischer
John S. Fischer General Counsel and Secretary